EXHIBIT 16.1

May 20, 2010

Securities and Exchange Commission
Washington, D.C.  20549

Commissioners:

We have read Attitude Drinks Incorporated statements included under Item 4.01 of its Form 8-K dated May 20, 2010, and we agree with such statements concerning our firm.

Sincerely,

/s/ KBL, LLP
KBL, LLP